Exhibit 10.4

CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (the “Agreement”) is made and entered into on October 20, 2026 (the “Execution Date”), by and between:

Party A: NETCLASS TECHNOLOGY INC

Party B: LAYOU FORTUNE HOLDING COMPANY LIMITED

WHEREAS, Party A intends to engage Party B to provide market promotion and strategic advisory services in relation to Party A’s business operations;

WHEREAS, Party B possesses relevant experience and professional expertise in market development, branding strategy, and business promotion, and agrees to provide services in accordance with the terms of this Agreement;

NOW, THEREFORE, the Parties agree as follows:

1. Scope of Services

During the Service Term, Party B shall provide professional market promotion and strategic advisory services to Party A’s AI Cloud Services business, including but not limited to:

1. Advising on market expansion strategies and brand positioning initiatives;

2. Assisting in the development and implementation of marketing and promotional plans;

3. Providing strategic recommendations regarding customer acquisition and market penetration;

4. Supporting business development discussions and identifying potential partnership opportunities.

Party B shall perform the above consulting services in a professional, diligent, and commercially reasonable manner.

2. Service Term

The service term under this Agreement shall commence on October 20, 2026 and shall continue through October 19, 2028, for a total period of twenty-four (24) consecutive months (the “Agreed Service Term”).

3. Equity Consideration

As full and complete consideration for Party B’s performance of services throughout the entire Agreed Service Term, Party A agrees to grant Party B 500,000 Class A ordinary shares of Party A (the “Shares”).

The Shares correspond to the full twenty-four (24) month Agreed Service Term.

The Shares shall be issued within thirty (30) business days following the Execution Date.

The Parties acknowledge and agree that the Shares shall be validly issued and fully paid upon issuance and shall not be subject to cancellation or rescission based solely on the performance status of services.

Without the prior written consent of Party A, Party B shall not sell, transfer, pledge, hypothecate or otherwise dispose of such shares for a period of one (1) year from the date of issuance of such shares.

4. Non-Performance and Compensation Mechanism

4.1 Compensation Obligation

In the event that Party B fails to perform or fully perform the services under this Agreement, or this Agreement is terminated prior to the expiration of the Agreed Service Term due to reasons attributable to Party B, Party B shall compensate Party A in cash for the portion corresponding to the unperformed service period.

4.2 Calculation of Compensation Amount

Compensation Amount = (Agreed Service Term − Actual Service Period Performed) ÷ Agreed Service Term × 500,000 Shares × Fair Market Value per Share on the Grant Date. The compensation amount shall be paid in cash or in a manner agreed upon by both parties.

4.3 Payment Timeline

Party B shall complete payment of the compensation within thirty (30) business days from the date Party A issues written notice.

4.4 Nature of Rights Confirmation

The Parties confirm that although the Shares are validly issued, the portion corresponding to any unperformed service period shall not constitute finally vested service consideration under this Agreement. Party B’s entitlement to the economic benefits of such portion remains conditional upon completion of the Agreed Service Term.

5. Confidentiality

Both Parties shall maintain strict confidentiality of any proprietary or non-public information obtained in the course of performing this Agreement and shall not disclose such information to any third party without prior written consent.

6. Liability for Breach

Any Party that breaches this Agreement and causes loss to the other Party shall bear corresponding legal liability in accordance with applicable laws.

7. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

8. Miscellaneous

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter herein and shall become effective upon execution by both Parties.

Signature

Party A: NETCLASS TECHNOLOGY INC

Authorized Signature:	/s/ Jianbiao Dai

Party B: LAYOU FORTUNE HOLDING COMPANY LIMITED

Authorized Signature:	/s/ Yongliang Zhang